The security represented by this certificate was originally issued on May 2, 2007, and has not been registered under the Securities Act of 1933, as amended. The transfer of such security is subject to the conditions specified herein, and the Company reserves the right to refuse the transfer of such security until such conditions have been fulfilled with respect to such transfer. Upon written request, a copy of such conditions shall be furnished by the Company to the holder hereof without charge.

NEXCEN BRANDS, INC.

STOCK PURCHASE WARRANT

Date of Issuance: May 2, 2007	Certificate No. W-00000175

FOR VALUE RECEIVED, NexCen Brands, Inc., a Delaware corporation (the “Company”), hereby grants to Ellery Homestyles, LLC or its registered assigns (the “Holder”) the right to purchase from the Company 50,000 shares of the Company’s Common Stock (the “Warrant Shares”) at a price per share of $12.43 (as adjusted from time to time in accordance herewith, the “Exercise Price”). Certain capitalized terms used herein are defined in Section 5 hereof. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

1. Exercise of Warrant.

1.1. Exercise Period. The Holder may exercise, in whole or in part the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including May 2, 2017 (the “Exercise Period”).

1.2. Exercise.

(a) The Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the “Subscription Form”) duly executed by such Holder and surrender of the original Warrant within four (4) days of exercise, to the Company at its principal office, accompanied by payment, in cash, wire transfer of immediately available funds or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Exercise Price then in effect.

(b) This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become the Holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, prior to the issuance of such shares, have been paid, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be physically delivered to the Holder. No deduction shall be made from the amount paid by the Holder for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith

(c) The Company shall pay all documentary stamp taxes attributable to the issuance of Warrant Shares underlying this Warrant upon the exercise as provided herein; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificate for Warrant Shares underlying this Warrant in a name other that of the Holder. The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving shares of Common Stock underlying this Warrant upon exercise hereof.

1.3. Partial Exercise. The Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole Warrant Shares designated by the Holder in the Subscription Form by (b) the Exercise Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or on the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of Warrant Shares for which such Warrant may still be exercised.

1.4. Fair Market Value. “Fair Market Value” of a Warrant Share as of a particular date (the “Determination Date”) shall mean:

(a) If the Company’s Common Stock is traded on an exchange, then the closing or last sale price, respectively, reported for the last Business Day immediately preceding the Determination Date;

(b) If the Company’s Common Stock is not traded on an exchange as set forth in clause (a) above, but is traded on the over-the-counter market, then the average of the closing bid and ask prices reported for the last Business Day immediately preceding the Determination Date;

(c) Except as provided in clause (d) below, if the Company’s Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then in effect of the American Arbitration Association, before a single arbitrator to be chosen mutually by the Holder and the Company from a panel of persons qualified by education and training to pass on the matter to be decided; or

(d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the Warrant Shares then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

1.5 Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the Warrant Shares purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of the Warrant in full or in part, and in any event within ten (10) Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable Warrant Shares (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full Warrant Share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

1.6 Cashless Exercise. The Warrant may also be exercised in whole or in part by means of a “cashless exercise” by tendering this Warrant to the Company to receive a number of Warrant Shares equal in Fair Market Value to the difference between the Fair Market Value of the Warrant Shares issuable upon such exercise of the Warrant and the total cash Exercise Price of that part of the Warrant being exercised. Certificates for shares purchased hereunder shall be delivered to the Holder hereof within ten (10) Business Days after the date on which this Warrant shall have been exercised as aforesaid.

2. Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price in effect and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as provided in this Section 2.

2.1. Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Warrant Shares (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in this Section 2.

2.2 Dividends, Splits, Reclassifications Etc. In the event of changes in the outstanding Common Stock of the Company by reason of share dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, reorganizations, liquidations, or the like, the number and class of the Warrant Shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of the Warrant Shares subject to this Warrant.

2.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer referred to in this Section 2, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided herein. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 2, then the Holder of the Warrants shall be entitled to exercise this Warrant at such time pursuant to Sections 1.2, 1.3 or 1.6.

3. Certificate as to Adjustments. In each case of any adjustment or readjustment in the Warrant Shares (or Other Securities) issuable on the exercise of the Warrants, the Company will cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including the number of Warrant Shares to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will mail a copy of each such certificate to the Holder of the Warrant and to the Company’s stock transfer agent, if any.

4. Reservation of Stock, etc. Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, a sufficient number of shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.

5. Definitions. As used herein, capitalized terms, in addition to the terms defined elsewhere herein and unless the context otherwise requires, have the following respective meanings:

(a) “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law to close.

(b) “Company” means NexCen Brands, Inc. and any corporation which shall succeed or assume the obligations of NexCen Brands, Inc. hereunder.

(c)  “Commission” shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(d) “Common Stock” means (i) the Company’s common stock, $0.01 par value per share, and (ii) any other securities into which or for which any of the securities described in clause (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(e) “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 2 or otherwise.

(f) “Securities Act” shall mean the U.S. Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

6. Assignment; Exchange of Warrant. Subject to compliance with all applicable securities laws, this Warrant, and all rights hereunder are transferable or assignable upon (i) the sale or disposition of all or any substantial part of the Holder’s assets, (ii) the Holder’s merger or consolidation with or into another entity or business, or (iii) otherwise with the prior written consent of the Company. In the event the Company consents to such assignment, on the surrender for exchange of this Warrant, with endorsement of the Holder of this Warrant proposing to effect the assignment (a “Transferor”) in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with all applicable securities laws, the Company at its expense (once only), but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each, a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor. No such transfers shall result in a public distribution of the Warrant.

7. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense (once only) will execute and deliver, in lieu thereof, a new Warrant of like tenor.

8. No Shareholder Rights. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.

9. Registration Rights. If the Company proposes to register any of Common Stock under the Securities Act and the registration form to be used may be used for the registration of the Warrant Shares, the Company shall give prompt written notice to the Holder of its intention to effect such a registration and shall include in such registration all Warrant Shares with respect to which the Company has received a written request for inclusion therein within 15 days after the receipt of the Company’s notice. If the foregoing registration statement is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting the marketability of the offering, the number of Warrant Shares included in such registration shall be reduced as necessary to give priority to the Common Stock the Company proposes to sell.

10. Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

11. Representations and Covenants of Holder. The Holder represents and warrants that it is acquiring the Warrant and the Warrant Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Warrant Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Warrant Shares the Holder is acquiring are being acquired for, and will be held for, the Holder’s account only. The Holder further represents and warrants as follows:

(a) Securities Are Not Registered.

(i) The Holder acknowledges and understands that the Warrant and the Warrant Shares have not been registered under the Securities Act, on the basis that no distribution or public offering of the shares of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(ii) The Holder of this Warrant recognizes that the Warrant and the Warrant Shares must be held indefinitely, and that no sale, transfer, assignment, hypothecation or other disposition of this Warrant or the Warrant Shares shall be made in the absence of (A) an effective registration statement under the Securities Act as to this Warrant or the Warrant Shares and the registration or qualification of this Warrant or the Warrant Shares under any applicable state securities laws is then in effect or (B) an opinion of counsel satisfactory to the Company to the effect that such registration or qualification is not required in reliance on an exemption therefrom.

(iii) The Holder is aware that neither the Warrant nor the Warrant Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the existence of a public market for the Warrant or the Warrant Shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of Warrant Shares being sold during any three month period not exceeding specified limitations. So long as the Holder owns any Warrant Shares, the Company agrees to furnish such Holder forthwith upon request: a written statement by the Company as to its compliance with Rule 144, a copy of the most recent annual or quarterly report of the Company filed with the Commission, and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

(b) Legended Shares. The Holder understands and agrees that all certificates or other instruments evidencing the Common Stock to be issued in connection with the exercise of this Warrant will bear legends as provided herein, one of which shall be substantially in the form set forth below:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION HEREOF. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ALL OTHER APPLICABLE STATE SECURITIES LAWS.”

(c) Accredited Investor Status. The Holder is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

12. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company to: 1330 Avenue of the Americas, 40th Floor, New York, NY 10019, Attn. Craig J. Hoffman, facsimile: (212) 277-1160, and (ii) if to the Holder, to the address and facsimile number listed on the first paragraph of this Warrant.

13. Descriptive Headings. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only, do not constitute a part of this Warrant, and shall not limit or otherwise affect any of the terms hereof.

14. Governing Law; Dispute Resolution. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to its conflicts of law principles. The Company and the Holder hereby agree that any dispute arising out of or relating to this Warrant, or any action for recognition or enforcement of any judgment, shall be adjudicated by any New York State court or federal court of the United States sitting in New York City, and any appellate court from any thereof.

15. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

*    *    *    * *

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

NEXCEN BRANDS, INC.

By:	/s/ Robert W. D’Loren
Name: Robert W. D’Loren Title: President and Chief Executive Officer

Exhibit A

FORM OF SUBSCRIPTION
(to be signed only on exercise of Warrant)

TO: NEXCEN BRANDS, INC.

(1) ☐ Payment.  The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ____), hereby irrevocably elects to purchase _________ shares of Common Stock of NexCen Brands, Inc. (the “Company”) covered by such Warrant, and tenders herewith payment of the full exercise price for such shares at the price provided for, and subject to the adjustment as provided in, such Warrant, together with all applicable transfer taxes, if any. Such payment of the full exercise price in the amount of $_______ is in lawful money of the United States.

☐ Cashless Exercise. The undersigned hereby elects to purchase __________ shares of Common Stock of the Company pursuant to the terms of the cashless exercise provisions set forth in Section 1.6 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2) The undersigned requests that the certificates for said shares of Common Stock be issued in the name of, and delivered to ____________________________________________________ whose address is _______________________________________________________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Dated:___________________	(Signature must conform to name of holder as specified on the face of the Warrant) (Address)

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of NEXCEN BRANDS, INC. to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of NEXCEN BRANDS, INC. with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated: ______________, ___________ Signed in the presence of: (Name) ACCEPTED AND AGREED: [TRANSFEREE] (Name)	(Signature must conform to name of holder as specified on the face of the warrant) (address) (address)